CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-194106 on Form S-11 of ETRE REIT, LLC of our report dated April 28, 2015 relating to the balance sheet of ETRE REIT, LLC, Series A-1 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, New York
July 13, 2015